EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of IAT Multimedia, Inc. on Form S-1 of our report dated November 15, 1996, except for Note 1 as to which the date is December 18, 1996 and Note 12 as to which the date is January 30, 1997, on the consolidated financial statements of IAT Multimedia, Inc. and to the reference to our firm under the caption "Experts" in such Prospectus.


                                             /s/ Rothstein, Kass & Company, P.C.
                                                 -------------------------------
                                                 ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
February 3, 1997